As filed with the Securities and Exchange Commission on January 13, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

First Eagle ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1345 Avenue of the Americas

New York, NY 10105

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

First Eagle US Equity ETF	NYSE Arca, Inc.
First Eagle Mid Cap Equity ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box	☐

Securities Act Registration file number to which this form relates:  333-290276

Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable.

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the First Eagle US Equity ETF and First Eagle Mid Cap Equity ETF, each a series of First Eagle ETF Trust (the “Trust”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 5 to the Trust’s Registration Statement on Form N-1A (File Nos. 811-24120; 333-290276), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No.: 0000930413-26-000068) on January 9, 2026, which description is incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed also is hereby incorporated by reference herein.

The series to which this filing relates and its respective I.R.S. Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	I.R.S. Employer ID Number

First Eagle US Equity ETF	39-4151022
First Eagle Mid Cap Equity ETF	39-4114391

Item 2.         Exhibits

A.            Registrant’s Certificate of Trust dated July 7, 2025.

B.            Registrant’s Amended and Restated Certificate of Trust dated December 11, 2025.

C.            Registrant’s Bylaws.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

First Eagle ETF Trust

January 13, 2026

/s/ Sheelyn Michael
Sheelyn Michael
Secretary and Deputy General Counsel
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